Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Astoria Financial Corporation:

We consent to the incorporation by reference in the Registration Statements of Astoria Financial Corporation on Form S-8 (Nos. 33-86248, 33-86250, 33-98500, 333-36807, 333-64895, 333-113745, 333-113785, 333-130544, 333-147580 and 333-170874), Form S-4 (Nos. 333-29901, 333-58897, 333-30792 and 333-101694) and Form S-3 (Nos. 33-98532 and 333-166957) of our reports dated February 25, 2011 with respect to (i) the consolidated statements of financial condition of Astoria Financial Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 Annual Report on Form 10-K of Astoria Financial Corporation.

/s/ KPMG LLP
New York, New York
February 25, 2011